CSFB04-AR06_PTs_2 - Price/Yield - 2A

Full Coupon 5s

Balance	[Contact Desk]	Delay	24	WAC(2)	4.812	WAM(2)	359
Coupon	4.4089	Dated	6/1/2004	NET(2)	4.4089	WALA(2)	1
Settle	6/30/2004	First Payment	7/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 59, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.021]% RUN TO EARLIEST OF BALLOON IN MONTH 59 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

97-27+	5.0916	5.1773	5.2145	5.2744	5.3171	5.3850	5.5098	5.6715	5.8645	6.0718
97-31+	5.0475	5.1273	5.1620	5.2177	5.2575	5.3207	5.4369	5.5874	5.7671	5.9601
98-03+	5.0035	5.0774	5.1095	5.1611	5.1980	5.2565	5.3641	5.5035	5.6699	5.8486
98-07+	4.9596	5.0277	5.0572	5.1047	5.1386	5.1925	5.2914	5.4198	5.5730	5.7374
98-11+	4.9158	4.9780	5.0050	5.0484	5.0794	5.1286	5.2190	5.3364	5.4763	5.6265
98-15+	4.8720	4.9284	4.9529	4.9922	5.0202	5.0648	5.1468	5.2532	5.3799	5.5159
98-19+	4.8284	4.8789	4.9009	4.9361	4.9613	5.0012	5.0747	5.1702	5.2837	5.4056
98-23+	4.7848	4.8295	4.8490	4.8802	4.9024	4.9378	5.0028	5.0873	5.1878	5.2956
98-27+	4.7413	4.7803	4.7972	4.8244	4.8437	4.8745	4.9311	5.0047	5.0921	5.1859
98-31+	4.6979	4.7311	4.7455	4.7687	4.7852	4.8114	4.8595	4.9224	4.9967	5.0765
99-03+	4.6546	4.6820	4.6940	4.7131	4.7267	4.7484	4.7881	4.8402	4.9015	4.9674
99-07+	4.6113	4.6331	4.6425	4.6576	4.6684	4.6855	4.7169	4.7582	4.8066	4.8586
99-11+	4.5682	4.5842	4.5911	4.6023	4.6102	4.6228	4.6459	4.6765	4.7119	4.7500
99-15+	4.5251	4.5354	4.5399	4.5471	4.5522	4.5603	4.5751	4.5949	4.6175	4.6417
99-19+	4.4821	4.4868	4.4888	4.4920	4.4943	4.4978	4.5044	4.5136	4.5233	4.5337
99-23+	4.4392	4.4382	4.4377	4.4370	4.4365	4.4356	4.4339	4.4324	4.4293	4.4260
99-27+	4.3964	4.3897	4.3868	4.3821	4.3788	4.3734	4.3636	4.3515	4.3356	4.3186

Spread @ Center Price	94	116	126	140	149	162	185	217	246	271
WAL	3.25	2.86	2.72	2.51	2.39	2.21	1.94	1.67	1.43	1.24
Payment Window	Jul04 - May09	Jul04 - May09	Jul04 - May09	Jul04 - May09	Jul04 - May09	Jul04 - May09	Jul04 - May09	Jul04 - Dec08	Jul04 - Apr08	Jul04 - Oct07
Principal # Months	59	59	59	59	59	59	59	54	46	40

LIBOR_6MO	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900
LIBOR_1YR	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800
CMT_1YR	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.428	1.738	2.280	2.685	3.139	3.695	4.111	4.423

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.

June 15, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE